Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                FOR MORE INFORMATION
August 9, 2004                       Financial Contact:  Mark Knox, re: N-920
                                                         630 305-9500, ext. 2529

                                      Media Contact:     Kris Lathan
                                                         630 983-8676, ext. 2781


NICOR ANNOUNCES SECOND QUARTER EARNINGS AND PERFORMANCE-BASED RATE
PLAN UPDATE

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported second quarter 2004 net income, operating income and diluted earnings per common share of $19.5 million, $33.1 million and $.44, respectively. This compares to second quarter 2003 net income, operating income and diluted earnings per common share of $23.8 million, $38.9 million and $.54, respectively. 2003 financial results for the quarter were increased by pretax net mercury-related recoveries of $17.4 million ($.24 per share) in the company's gas distribution business and gains from the wind-down of its Nicor Energy equity investment of $5.6 million ($.08 per share).

Lower earnings per share for the 2004 second quarter primarily reflects the impact in 2003 of mercury-related recoveries and the gains associated with the wind-down of Nicor Energy, partially offset by property sale gains in the company's gas distribution business and improved operating results in its shipping and other energy ventures businesses reported in the second quarter 2004.
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For the six months ended June 30, 2004 net income, operating income and diluted earnings per common share were $39.0 million, $67.4 million and $.88, respectively. This compares to net income, operating income and diluted earnings per common share for the same 2003 period of $69.7 million, $120.3 million and $1.58, respectively. 2004 financial results for the six-months-ended period reflect a first quarter $38.5 million pretax litigation charge ($.52 per share) relating to an agreement to settle securities class actions. 2003 financial results for the six-months-ended period included the previously mentioned second quarter net mercury-related recoveries and the gains associated with the wind-down of Nicor Energy, offset in part by a $4.5 million cumulative effect loss, net of taxes, ($.10 per share) relating to a required change in accounting method at the company's wholesale natural gas marketing business adopted January 1, 2003 (aggregated, the three items increased 2003 earnings by approximately $.22 per share).

Lower earnings per share for the 2004 six-months-ended period resulted primarily from the impact of the 2004 litigation settlement charge and the impact of last year's net mercury-related recoveries, the gains associated with the wind-down of Nicor Energy and the accounting change, referred to above, partially offset by property sale gains in the company's gas distribution business and higher operating results in the company's shipping and other energy ventures businesses reported in 2004.

"Absent the litigation charge in the first quarter, our 2004 results are in line with our expectations," said Thomas L. Fisher, Nicor's chairman and chief executive officer. "Despite continuing upward pressure on operating costs, our gas distribution business is performing as expected. At the same time, we are seeing the positive impact on our shipping business of improvements in the economy in the Caribbean and Bahamas and growth in the earnings of our other energy-related ventures."
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Page
3
Details regarding 2004 second quarter and six months ended financial results compared to 2003 follow:

o Gas distribution operating income in the second quarter decreased to $22.1 million from $37.6 million in 2003. The quarter decline is due primarily to:
        -  Lower net mercury-related recoveries of $17.6 million from 2003;
        -  Decreased natural gas deliveries due to warmer weather
           (approximately $2.4 million); and
        -  Higher depreciation expense ($1.4 million).
        - Partially offsetting these factors were increased property sale gains ($5.1 million).

   For the six months ended June 30, 2004, gas distribution operating income decreased to $89.3 million from $111.4 million in 2003. The year-to-date decline is due primarily to:
        -  Lower net mercury-related recoveries of $17.9 million from 2003;
        - Higher operating and maintenance costs ($5.4 million) including amounts relating to increased bad debt, legal, payroll and insurance costs; and
        - Other factors, including warmer weather, net of insurance (approximately $3.5 million) and higher depreciation expense ($2.5 million), partially offset by higher property sale gains ($5.1 million).

o Shipping operating income increased in the second quarter to $6.9 million from $4.9 million in 2003 primarily due to higher volumes shipped. For the six months ended June 30, 2004, shipping operating income increased to $11.1 million from $10.6 million in 2003 primarily due to higher volumes shipped, partially offset by cost increases unrelated to volumes and lower average rates related to a change in cargo mix.
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o  Operating income for the company's other energy ventures in the second quarter increased to $5.4 million from a loss of $0.6 million in 2003 due to higher operating results in the company's retail energy-related products and services businesses. For the six months ended June 30, 2004, other energy ventures operating income increased to $8.3 million from $3.0 million in 2003, due primarily to higher operating results in both the company's wholesale natural gas marketing business and its retail energy-related products and services businesses.

o Both 2003 second quarter and 2003 six-month ended results included pretax gains of $5.6 million related to the wind-down of its equity investment in Nicor Energy.

o A $38.5 million pretax charge recorded in the first quarter 2004 associated with an agreement to settle securities class action litigation announced on April 16, 2004 significantly reduced the company's 2004 six-month reported operating income and net income.

o 2004 net income in both the quarter and six-month ended period increased as a result of a decrease in its effective income tax rate compared to the same periods in 2003.

o As previously discussed, a required change in accounting method at the company's wholesale natural gas marketing business resulted in recording a cumulative effect net loss in the first quarter of 2003 of $4.5 million ($.10 per share) to convert from fair value to accrual accounting as of January 1, 2003.

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2004 Earnings Guidance

The company also announced that its estimate for 2004 diluted earnings per common share is in the range of $1.58 to $1.78. This estimate remains unchanged from earlier guidance at the end of the first quarter and unchanged from guidance at the beginning of the year of $2.10 to $2.30 per share, except for the adjustment to reflect the first quarter 2004 litigation charge discussed above. The estimate assumes, among other things, no future impacts associated with the Illinois Commerce Commission's (ICC) performance-based rate (PBR) plan/purchased gas adjustment (PGA) review or related contingencies, including potential insurance recoveries. While these items could affect 2004 earnings, they are not currently estimable. Earnings estimates for 2004 also do not include amounts related to mercury-related adjustments or recoveries; additional gains or losses related to the wind-down of Nicor Energy; or any further cumulative effect accounting change adjustments. These three items combined for a net positive impact on earnings of about $.27 per share in 2003. The company's 2004 estimate also assumes normal weather for the remainder of the year.

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Page 6

PBR Update
The company also announced that during the course of a previously-announced Securities and Exchange Commission (SEC) investigation, the company became aware of additional information relating to the activities of individuals affecting the PBR plan in its gas distribution business, Nicor Gas, for the period from 1999 through 2002, including information consisting of third-party documents and recordings of telephone conversations from Entergy-Koch Trading, LP (EKT), a natural gas storage and transportation trader and consultant with whom the company did business under the PBR program. The company has recently obtained access to and reviewed this information. The company's management has determined this information does not affect the company's previously issued financial statements. In addition, the company's management has determined that no adjustment to the accrual for loss contingencies in the company's second quarter financial statements is required as a result of this information.

Although a previously issued report by the independent counsel to a special committee of independent, non-management directors that had been appointed to review the PBR matters did not find that there was criminal activity or fraud, a review of this newly available information (which was not available to the independent counsel who prepared the report) and recent re-interviews of certain Nicor Gas personnel indicate that certain Nicor Gas personnel may have engaged in potentially fraudulent conduct regarding the PBR plan in violation of company policy and in possible violation of SEC rules and applicable law. Further, certain Nicor Gas personnel also may have attempted to conceal their conduct in connection with an ICC review of the PBR plan. The company continues to cooperate with the SEC, the U.S. Attorney's office and the ICC on this matter and to review and produce additional documents as requested by these agencies. The company also will review any third-party information the company obtains. The company has recently terminated four employees in connection with this matter.
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Conference Call
As previously announced, the company will hold a conference call to discuss its second quarter financial results and 2004 outlook. The conference call will be held this morning, Monday, August 9, 2004 at 8:30 a.m. central, 9:30 a.m. eastern time.

To hear the conference call live, please logon to Nicor's corporate Web site at www.nicor.com, choose "Investor" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Monday, August 23, 2004. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 20407028. The call will also be archived on Nicor's corporate Web site for 90 days.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.
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Page 8

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor Inc., its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release. -30 -

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Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                      Three months ended      Six months ended
                                            June 30               June 30
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------
Operating revenues                    $ 429.5   $ 452.8   $ 1,545.2   $ 1,624.1
                                      --------  --------  ----------  ----------

Operating expenses
     Gas distribution
         Cost of gas                    200.5     241.0       992.7     1,103.9
         Operating and maintenance       54.6      54.7       118.5       113.1
         Depreciation                    37.4      36.0        74.6        72.1
         Taxes, other than income taxes  29.1      28.0       103.8        93.9
         Mercury-related costs
             (recoveries), net             .2     (17.4)         .1       (17.8)
         Property sale gains             (5.5)      (.4)       (5.5)        (.4)
     Shipping                            65.5      62.2       129.1       123.0
     Other energy ventures               28.1      18.1        76.9        35.6
     Litigation charge                      -         -        38.5           -
     Corporate and eliminations         (13.5)     (8.3)      (50.9)      (19.6)
                                      --------  --------  ----------  ----------
                                        396.4     413.9     1,477.8     1,503.8
                                      --------  --------  ----------  ----------

Operating income                         33.1      38.9        67.4       120.3
Equity investment income (loss), net      1.7       6.7         2.9         8.0
Other income (expense), net                .9        .6         1.3         1.1
Interest expense, net of amounts
  capitalized                             8.3       9.2        19.5        18.9
                                      --------  --------  ----------  ----------

Income before income taxes and cumulative
   effect of accounting change           27.4      37.0        52.1       110.5

Income taxes                              7.9      13.2        13.1        36.3
                                      --------  --------  ----------  ----------

Income before cumulative effect of
   accounting change                     19.5      23.8        39.0        74.2

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------

Net income                               19.5      23.8        39.0        69.7
Dividends on preferred stock                -         -           -           -
                                      --------  --------  ----------  ----------

Earnings applicable to common stock    $ 19.5    $ 23.8     $  39.0    $   69.7
                                      ========  ========  ==========  ==========

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.0        44.0
   Diluted                               44.3      44.2        44.2        44.1

Earnings per average share of common stock
   Basic
     Before cumulative effect of
       accounting change               $  .44    $  .54     $   .89    $   1.68
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings per share          $  .44    $  .54     $   .89    $   1.58
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change               $  .44    $  .54     $   .88    $   1.68
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings per share        $  .44    $  .54     $   .88    $   1.58
                                      ========  ========  ==========  ==========

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Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                      Three months ended      Six months ended
                                            June 30               June 30
                                      ------------------  ----------------------
                                         2004      2003       2004       2003
                                      --------  --------  ----------  ----------

Operating revenues
    Gas distribution                  $ 338.4   $ 379.5   $ 1,373.5   $ 1,476.2
    Shipping                             72.4      67.1       140.2       133.6
    Other energy ventures                33.5      17.5        85.2        38.6
    Corporate and eliminations          (14.8)    (11.3)      (53.7)      (24.3)
                                      --------  --------  ----------  ----------
                                      $ 429.5   $ 452.8   $ 1,545.2   $ 1,624.1
                                      ========  ========  ==========  ==========

Operating income (loss)
    Gas distribution                  $  22.1   $  37.6   $    89.3   $   111.4
    Shipping                              6.9       4.9        11.1        10.6
    Other energy ventures                 5.4       (.6)        8.3         3.0
    Corporate and eliminations           (1.3)     (3.0)      (41.3)       (4.7)
                                      --------  --------  ----------  ----------
                                      $  33.1   $  38.9   $    67.4   $   120.3
                                      ========  ========  ==========  ==========

Income before cumulative effect of
   accounting change                  $  19.5   $  23.8   $    39.0   $    74.2

Cumulative effect of accounting change,
   net of $3.0 income tax benefit           -         -           -        (4.5)
                                      --------  --------  ----------  ----------
Net income                            $  19.5   $  23.8   $    39.0   $    69.7
                                      ========  ========  ==========  ==========

Earnings applicable to common stock    $ 19.5    $ 23.8     $  39.0    $   69.7

Average shares of common stock outstanding
   Basic                                 44.1      44.0        44.0        44.0
   Diluted                               44.3      44.2        44.2        44.1

Earnings per average share of common stock
   Basic
     Before cumulative effect of
       accounting change               $  .44    $  .54     $   .89    $   1.68
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Basic earnings per share          $  .44    $  .54     $   .89    $   1.58
                                      ========  ========  ==========  ==========

   Diluted
     Before cumulative effect of
       accounting change               $  .44    $  .54     $   .88    $   1.68
     Cumulative effect of accounting
       change, net of tax                   -         -           -        (.10)
                                      --------  --------  ----------  ----------
     Diluted earnings per share        $  .44    $  .54     $   .88    $   1.58
                                      ========  ========  ==========  ==========